UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 1, 2007 (January 26, 2007)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On February 1, 2007, SigmaTel issued a press release announcing its 2007 fourth quarter results, and on the same date held a related conference call to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.1 to this Current Report on Form 8-K. The press release and conference call contain forward-looking statements regarding SigmaTel and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in Item 2.02 of this Current Report on Form 8-K, and exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information

SigmaTel provides a non-GAAP measure of gross profit, net income (loss) and net income (loss) per share in its earnings release. The presentation of gross profit, net income (loss) and net income (loss) per share is intended to be a supplemental measure of performance and excludes: (i) a non-cash charge related to impairment of goodwill and other long lived assets; (ii) a non -cash charge related to amortization of intangible assets from acquisitions; (iii) a non-cash charge related to stock-based compensation; (iv) a charge related to accrual for severance payable to our former CEO; (v) a gain on the sale of our PC audio codec product line; (vi) a non-cash charge related to a tax valuation allowance against our deferred tax asset; (vii) a non-cash benefit related to a release of a tax reserve; (viii) a non-cash net tax benefit associated with the unwinding of SigmaTel’s intellectual property migration strategy; (ix) a non-cash charge related to the write-off of in process R&D from acquisitions; and (x) a one-time reversal of certain lease abandonment charges previously taken. SigmaTel believes that excluding these items represents a better basis for the comparison of its current results to past, present, and future operating results, and a better means to highlight the results of core ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures included in the press release have been reconciled to the corresponding GAAP financial measures as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

On January 26, 2007, John A. Hime notified us of his intention to resign from the Board of Directors of SigmaTel, effective at the end of the day on January 29, 2007. Mr. Hime’s decision to resign was not a result of any disagreement with SigmaTel, or any matter relating to SigmaTel’s operations, policies or practices.

As a result of Mr. Hime’s resignation, Class 3 of SigmaTel’s Board of Directors was left completely vacant. Accordingly, on January 29, 2007, SigmaTel’s Board of Directors appointed Alexander M. Davern, previously one of our Class 2 Directors, as a Class 3 Director of SigmaTel. As a result of these changes, SigmaTel’s Board of Directors now consists of three directors as follows:

Class 1	William P. Osborne
Class 2	Robert T. Derby
Class 3	Alexander M. Davern

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

On and effective as of the end of the day on January 29, 2007, SigmaTel’s Board of Directors, acting pursuant to Article II, Section 2.2 of SigmaTel’s Bylaws, adopted resolutions to decrease the total number of authorized directors of SigmaTel from six members to three members as permitted under SigmaTel’s Bylaws. SigmaTel’s Board of Directors adopted these resolutions in order to eliminate vacancies in the board created by past director resignations. No textual changes or amendments to SigmaTel’s Bylaws were required to effect this amendment and SigmaTel currently has no vacancies on its Board of Directors.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 1, 2007, announcing 2006 fourth quarter results

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007

SIGMATEL, INC.

By:	/S/ R. Scott Schaefer
R. Scott Schaefer
Vice President of Finance and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.
99.1	Press Release, dated February 1, 2007, announcing 2006 fourth quarter results

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